NORTHSTAR REALTY FINANCE CORP.
APPOINTS ANDREW C. RICHARDSON
AS EXECUTIVE VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER

NEW YORK, NY, March 27, 2006 — NorthStar Realty Finance Corp. (NYSE: NRF) announced today that Andrew C. Richardson has joined the Company as executive vice president, chief financial officer and treasurer. Mr. Richardson succeeds Mark E. Chertok who will be leaving the Company in April 2006 to pursue other personal and professional interests.

Mr. Richardson joins NorthStar Realty Finance from iStar Financial Inc., where he was an executive vice president and head of the capital markets group for the past six years. While at iStar, Mr. Richardson was responsible for its capital-raising activities, investor relations functions and had an integral role in expanding iStar’s shareholder and lender constituencies. He joined iStar Financial from Salomon Smith Barney, where he was a vice president in the global real estate and lodging investment banking group, providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, Mr. Richardson worked for Ernst & Young and was a certified public accountant. Mr. Richardson holds an M.B.A. from the University of Chicago, and a B.B.A. in accountancy from the University of Notre Dame.

David T. Hamamoto, chief executive officer and president of NorthStar, commented, “We are thrilled to have Andy join our executive management team. His participation in the extraordinary growth of the largest structured finance REIT and his experience in managing financial operations, including M&A and debt and equity financings, in a high growth environment make him uniquely qualified to serve as our Chief Financial Officer as we continue to develop and expand our business and investor base.”

Mr. Hamamoto added, “I know I speak on behalf of everyone at NorthStar when I express my sincere appreciation for Mark Chertok’s tireless efforts and significant contributions in taking the Company public, developing its financial reporting framework and aiding in its successes to date. We all wish Mark the best in his future endeavors.”

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that makes investments in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investor Relations
(800) 684-8879